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                                                                    Exhibit h(7)


                       FUND ACCOUNTING SERVICING AGREEMENT

This contract between The Tocqueville Trust, a Massachusetts Business Trust, hereinafter called the "Funds," and Firstar Trust Company, a Wisconsin corporation, hereinafter called "FTC," is entered into on this twelfth day of September, 1997.

        WHEREAS, The Tocqueville Trust, is an open-ended management investment company registered under the Investment Company Act of 1940; and

        WHEREAS, Firstar Trust Company ("FTC") is in the business of providing, among other things, mutual fund accounting services to investment companies;

        NOW, THEREFORE, the parties do mutually promise and agree as follows:

        1. Services. FTC agrees to provide the following mutual fund accounting services to the Fund:

                A.      Portfolio Accounting Services:

                        (1) Maintain  portfolio records on a trade date +1 basis
                using  security   trade   information   communicated   from  the
                investment manager on a timely basis.

                        (2) For each valuation date, obtain prices from a pricing source approved by the Board of Trustees and apply those prices to the portfolio positions. For those securities where market quotations are not readily available, the Board of Trustees shall approve, in good faith, the method for determining the fair value for such securities.

                        (3) Identify  interest and dividend  accrual balances as
                of  each  valuation   date  and  calculate   gross  earnings  on
                investments for the accounting period.

                        (4) Determine  gain/loss on security  sales and identify
                them as to short-short, short- or long-term status; account for periodic distributions of gains or losses to shareholders and maintain undistributed gain or loss balances as of each valuation date.

                B.      Expense Accrual and Payment Services:

                        (1) For  each  valuation  date,  calculate  the  expense
                accrual amounts as directed by the Funds as to methodology, rate or dollar amount.

                        (2) Record  payments for Fund  expenses  upon receipt of
                written authorization from the Funds.

                        (3) Account for fund  expenditures  and maintain expense
                accrual balances at the level of accounting detail, as agreed upon by FTC and the Funds.


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                        (4) Provide expense accrual and payment reporting.

                C.      Fund Valuation and Financial Reporting Services:

                        (1) Account for fund share purchases,  sales, exchanges,
                transfers, dividend reinvestments, and other fund share activity as reported by the transfer agent on a timely basis.

                        (2) Apply  equalization  accounting  as  directed by the
                Funds.

                        (3) Determine net investment  income  (earnings) for the
                Funds as of each valuation date. Account for periodic distributions of earnings to shareholders and maintain undistributed net investment income balances as of each valuation date.

                        (4) Maintain a general  ledger for the Funds in the form
                as agreed upon.

                        (5) For each day the  Funds are open as  defined  in the
                prospectus, determine the net asset value according to the accounting policies and procedures set forth in the prospectus.

                        (6) Calculate  per share net asset value,  per share net
                earnings,  and  other  per  share  amounts  reflective  of  fund operation at such time as required by the nature and characteristics of the Funds.

                        (7) Communicate,   at an agreed upon time, the per share
                price for each valuation date to parties as agreed upon from time to time.

                        (8) Prepare  monthly reports which document the adequacy
                of accounting detail to support month-end ledger balances.

                D.      Tax Accounting Services:

                        (1) Maintain accounting records for the investment portfolios of the Funds to support the tax reporting required for IRS-defined regulated investment companies.

                        (2)   Maintain   tax  lot  detail  for  the   investment
                portfolios.

                        (3) Calculate  taxable gain/loss on security sales using
                the tax lot relief method designated by the Funds.

                        (4) Provide the necessary financial information to support the taxable components of income and capital gains distributions to the transfer agent to support tax reporting to the shareholders.


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                E.      Compliance Control Services:

                        (1) Support  reporting to regulatory  bodies and support
                financial statement preparation by making the fund accounting records available to The Tocqueville Trust, the Securities and Exchange Commission, and the outside auditors.

                        (2) Maintain   accounting    records  according  to  the
                Investment   Company  Act  of  1940  and  regulations   provided
                thereunder.

        2. Pricing of Securities. For each valuation date, obtain prices from a pricing source selected by FTC but approved by the Funds' Board and apply those prices to the portfolios positions. For those securities where market quotations are not readily available, the Funds' Board shall approve, in good faith, the method for determining the fair value for such securities.

                If the Funds desire to provide a price which varies from the pricing source, the Funds shall promptly notify and supply FTC with the valuation of any such security on each valuation date. All pricing changes made by the Funds will be in writing and must specifically identify the securities to be changed by CUSIP, name of security, new price or rate to be applied, and, if applicable, the time period for which the new prices are effective.

        3. Changes in Accounting Procedures. Any resolution passed by the Board of Trustees that affects accounting practices and procedures under this agreement shall be effective upon written receipt and acceptance by the FTC.

        4. Changes in Equipment, Systems, Service, Etc. FTC reserves the right to make changes from time to time, as it deems advisable, relating to its services, systems, programs, rules, operating schedules and equipment, so long as such changes do not adversely affect the service provided to the Funds under this Agreement.

        5. Compensation. FTC shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. Firstar's conversion agreement outlines Tocqueville's consent to reimburse any unpaid Fundamental invoices prior to the Fundamental shareholder proxy tabulation including but not limited to running systems parallels.

        6.      Performance of Service.

                            A. FTC shall exercise reasonable care in the performance of its duties under this Agreement. FTC shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Funds in connection with matters to which this Agreement relates, including losses resulting from mechanical breakdowns or the failure of communication or power supplies beyond FTC's control, except a loss resulting from FTC's refusal or failure to comply with the terms of this Agreement or from bad faith, negligence, or willful misconduct on its part in the performance of its duties under this Agreement. Notwithstanding any other provision of this Agreement, the Funds shall indemnify and hold


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                harmless  FTC  from and  against  any and all  claims,  demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which FTC may sustain or incur or which may be asserted against FTC by any person arising out of any action taken or omitted to be taken by it in performing the services hereunder (i) in accordance with the foregoing standards, or
                (ii) in reliance upon any written or oral instruction provided to FTC by any duly authorized officer of the Funds, such duly authorized officer to be included in a list of authorized officers furnished to FTC and as amended from time to time in writing by resolution of the Board of Trustees of the Funds.

                            In the event of a mechanical breakdown or failure of
                communication or power supplies beyond its control, FTC shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FTC's control. FTC will make every reasonable effort to restore any lost or damaged data and correct any errors resulting from such a breakdown at the expense of FTC. FTC agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Fund shall be entitled to inspect FTC's premises and operating capabilities at any time during regular business hours of FTC, upon reasonable notice to FTC.

                            Regardless  of the above,  FTC reserves the right to
                reprocess and correct administrative errors at its own expense.

                            B. In  order  that  the  indemnification  provisions
                contained in this section shall apply, it is understood that if in any case the Funds may be asked to indemnify or hold FTC harmless, the Funds shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that FTC will use all reasonable care to notify the Funds promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification against the Funds. The Funds shall have the option to defend FTC against any claim which may be the subject of this indemnification. In the event that the Funds so elect, it will so notify FTC and thereupon the Funds shall take over complete defense of the claim, and FTC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. FTC shall in no case confess any claim or make any compromise in any case in which the Funds will be asked to indemnify FTC except with the Funds' prior written consent.

                            C. FTC shall  indemnify and hold the Funds  harmless
                from and against any and all claims, demands, losses, expenses, and liabilities (whether with or without basis in fact or law) of any and every nature (including reasonable attorneys' fees) which may be asserted against the Fund by any person arising out of any action taken or omitted to be taken by FTC as a result of FTC's refusal or


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                failure  to  comply  with the terms of this  Agreement,  its bad faith, negligence, or willful misconduct.

        7. Records. FTC shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Funds but not inconsistent with the rules and regulations of appropriate government authorities, in particular. Section 31 of The Investment Company Act of 1940 as amended (the "Investment Company Act"), and the rules thereunder. FTC agrees that all such records prepared or maintained by FTC relating to the services to be performed by FTC hereunder are the property of the Funds and will be preserved, maintained, and made available with such section and rules of the Investment Company Act and will be promptly surrendered to the Funds on and in accordance with its request.

        8. Confidentiality. FTC shall handle in confidence all information relating to the Funds' business, which is received by FTC during the course of rendering any service hereunder.

        9. Data Necessary to Perform Services. The Funds or its agent, which may be FTC, shall furnish to FTC the data necessary to perform the services described herein at times and in such form as mutually agreed upon.

        10. Notification of Error. The Funds will notify FTC of any balancing or control error caused by FTC within three (3) business days after receipt of any reports rendered by FTC to the Funds, or within three (3) business days after discovery of any error or omission not covered in the balancing or control procedure, or within three (3) business days of receiving notice from any shareholder.

        11. Additional Series. In the event that The Tocqueville Trust establishes one or more series of shares with respect to which it desires to have FTC render accounting services, under the terms hereof, it shall so notify FTC in writing, and if FTC agrees in writing to provide such services, such series will be subject to the terms and conditions of this Agreement, and shall be maintained and accounted for by FTC on a discrete basis. The portfolios currently covered by this Agreement are: The Tocqueville California Muni Fund, The Tocqueville High-Yield Municipal Bond Fund, The Tocqueville New York Muni Fund, The Tocqueville Tax-Free Money Market Fund, and The Tocqueville U.S. Government Strategic Income Fund.

        12. Term of Agreement. This Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be replaced or modified by a subsequent agreement between the parties.

        13. Duties in the Event of Termination. In the event that in connection with termination a Successor to any of FTC's duties or responsibilities hereunder is designated by The Tocqueville Trust by written notice to FTC, FTC will promptly, upon such termination and at the expense of The Tocqueville Trust, transfer to such Successor all relevant books, records, correspondence and other data established or maintained by FTC under this Agreement in a form reasonably acceptable to The Tocqueville Trust (if such form differs from the form in which FTC has maintained the same. The Tocqueville Trust shall pay any expenses associated with


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transferring  the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FTC's personnel in the establishment of books, records and other data by such successor.

        14. Notices. Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows: Notice to FTC shall be sent to Mutual Fund Services located at 615 East Michigan Street, Milwaukee, Wisconsin 53202 and notice to the Funds shall be sent to Tocqueville Asset Management L.P. located at 1675 Broadway, New York, N.Y. 10019.

        15. Choice of Law. This Agreement shall be construed in accordance with the laws of the State of Wisconsin.

        IN WITNESS WHEREOF, the due execution hereof on the date first above written.

Tocqueville Asset Management, L.P.                Firstar Trust Company

By:    /s/ Kieran Lyons                           By:  /s/ Joe D. Redwine
       --------------------------------              ---------------------------
Print: Kieran Lyons                               Print:  Joe D. Redwine
       --------------------------------                 ------------------------
Title: Principal Financial Officer                Title:  Senior Vice President
       --------------------------------                 ------------------------
Date:  September 22, 1997                         Date:  September 25, 1997
       --------------------------------                -------------------------
Attest:/s/ W.A. Frolich                           Attest:  /s/ Gail M. Zen
       ----------------                                  -----------------------





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                              THE TOCQUEVILLE TRUST

              AMENDMENT TO THE FUND ACCOUNTING SERVICING AGREEMENT

     THIS AMENDMENT dated as of January 1, 2002 to the Fund Accounting Servicing Agreement dated as of September 12, 1997, by and between The Tocqueville Trust, a Massachusetts business trust, and Firstar Mutual Fund Services, LLC, a Wisconsin limited liability company, shall be as follows:

     Effective January 1, 2002, the name Firstar Mutual Fund Services, LLC has been chanced to U.S. Bancorp Fund Services, LLC. Accordingly, all references to Firstar Mutual Fund Services, LLC in this Agreement should be replaced with U.S. Bancorp Fund Services, LLC. Similarly, any references to Firstar Bank, N.A. should be replaced with U.S. Bank, N.A.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the day and year first written above.

THE TOCQUEVILLE TRUST                        U.S. BANCORP FUND SERVICES, LLC


By:_______________________________           By:_______________________________